Exhibit 23.2

[PRICEWATERHOUSECOOPERS LOGO]

PricewaterhouseCoopers LLP 2001 Ross Avenue, Suite 1800 Dallas TX 75201-2997 Telephone (214) 999-1400 Facsimile (214) 754-7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-69034) of Wyndham International, Inc. of our report dated July 7, 2004 relating to the financial statements of the Wyndham International Employee Savings & Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas

July 12, 2004